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                                                                    EXHIBIT 10.1


                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement") is made as of November 9, 2001 by and among Select Media Communications, Inc., a New York corporation (the "Company"), Antra Holdings Group, Inc., a Delaware corporation ("Antra"), and the holders of common stock, $.001 par value, of Antra listed on the Schedule of Holders ("Schedule of Holders") attached hereto as Exhibit A (the "Holders").

         The parties, intending to be legally bound, agree as follows:

         1. Authorization and Exchange of Company Common Stock for Antra Common Stock.

                  1.1 Authorization. The Company has authorized the issuance and exchange pursuant to the terms and conditions hereof of up to 2,750,000 shares of its common stock, $.001 par value (the "Company Common Stock").

                  1.2 Exchange of Company Common Stock for Antra Common Stock. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company will issue to each Holder, and each Holder agrees, severally and not jointly, to accept from the Company the number of shares of Company Common Stock set forth opposite each Holder's name on Exhibit A in exchange for a certificate or certificates representing the number of shares of Antra common stock, $.001 par value, (the "Antra Common Stock") set forth opposite such Holder's name on Exhibit A. The ratio of Company Common Stock to be issued for Antra Common Stock shall be 0.22 shares of Company Common Stock for each share of Antra Common Stock.

         2. Closing Date; Delivery.

                  2.1 Closing Date. The closing pursuant to this Agreement shall be held at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, NY 10177 on November 30, 2001, or on such other date as shall be mutually agreed upon by the parties hereto which shall not be more than ten
(10) days after all of the conditions to closing set forth herein shall have been satisfied or waived in writing, but in any case not later than December 31, 2001. The closing referred to in this Section 2.1 shall be herein referred to as the "Closing" and the date of the Closing is herein referred to as the "Closing Date".

                  2.2 Delivery. Subject to the terms of this Agreement, at the Closing the Company will deliver to each Holder a certificate registered in such Holder's name representing the number of shares of Company Common Stock set forth opposite such Holder's name on Exhibit A, and each Holder will deliver to the Company a stock certificate or certificates representing the number of shares of Antra Common Stock set forth opposite each Holder's name on Exhibit A, duly endorsed in blank or with appropriate stock powers executed by the Holder in blank attached.


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                  2.3 Reset Provision. One year from the date of Closing, there will be a one time recalculation of pricing based upon the average for each of the 20 previous trading days of the daily volume weighted average price of the common stock of the Company, as reported by Bloomberg Financial using the VAP function (the "VAP"). If the VAP is less than $2.50 per share of common stock of the Company, additional shares shall be issued to each Holder valued at the VAP to make up the difference for all Company Common Stock then held, in order for the total value of the Company Common Stock held by each Holder after issuance of the VAP additional shares to be equal to the product resulting from the number of shares of Company Common Stock held by such Holder immediately prior to such issuance multiplied by $2.50. Accordingly, the formula to be used to determine the number of additional shares at VAP to be issued to each Holder is as follows: the Number of Additional Shares of Common Stock of the Company to be issued to each Holder = Number of Shares of Company Common Stock held by such Holder immediately prior to such issuance multiplied by ($2.50 - VAP) / VAP. For example, if VAP were $2.00 and a Holder owned 100 shares, the Additional Shares of Common Stock to be issued to such Holder would be 25.

         All shares of common stock of the Company issued pursuant to this
Section 2.3 shall thereafter be deemed Company Common Stock.

                  2.4 Volume Restrictions. For a period of four (4) years from the Closing Date, the Holders jointly and severally agree not to sell publicly (i.e., whether pursuant to a registration statement or Rule 144) a number of shares of common stock of the Company (through short positions or otherwise) in excess of the greater of (i) 15% of the weekly volume (calculated based upon the five (5) trading day period immediately prior to the date of the sale) in any given five (5) trading day period and (ii) on any given day, 15% of the volume on such day. Violations of the limitation set forth in the preceding sentence due to the inability to obtain up to the minute updated information prior to making the trade shall not be a breach of this Agreement to the extent that such violations occur infrequently and are not substantially in excess of such limitation. In order for the Company to track the Holders' compliance with this section, each Holder initially with 200,000 or more shares of Company Common Stock shall provide the Company with notice of its daily sales of common stock within ten (10) business days of the end of each month in which any such sales occur.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder that:

                  3.1 Corporate Power. The Company has now all corporate power necessary for the authorization, execution and delivery of this Agreement and the issuance of the Company Common Stock, and this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  3.2 Capitalization. The authorized capital stock of the Company consists of 35,000,000 shares of common stock, par value $.001 per share. As of the date hereof, there are 17,487,683 shares of the Company's common stock issued and outstanding. All of the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company has reserved 2,515,000 shares of its common stock for issuance upon the exercise of warrants, options and the conversion of securities.


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                  3.3 Authorization.

                           (a) Corporate Action. All corporate action on the
part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Company Common Stock has been taken.

                           (b) Valid Issuance. The Company Common Stock when
issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances; provided, however, that all such securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth therein, and as may be required by future changes in such laws.

                  3.4 No Preemptive Rights. No person has any right of first refusal or any preemptive rights in connection with the issuance of the Company Common Stock or any future issuances of securities by the Company.

                  3.5 SEC Reports. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended March 31, 2001 and June 30, 2001 (the "SEC Documents") and all filings required to be made with the Securities and Exchange Commission ("SEC") after the date hereof through and including the Closing Date ("Subsequent SEC Filings") (including the financial statements included therein) was or will be in the case of the Subsequent SEC Filings, complete and correct in all material respects as of its date and, as of its date, did not or will not, in the case of the Subsequent SEC Filings, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  3.6 Absence of Certain Changes. Since June 30, 2001, there has not been any material adverse change in the assets or any material adverse change in the financial condition or results of operations of the Company or the business of the Company (collectively, the "Condition of the Business") or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change.

                  3.7 Claims and Proceedings. Except as set forth on Schedule
3.7 annexed hereto or as disclosed in the SEC Documents, there are no actions, suits, claims or counterclaims or legal, administrative, governmental, arbitral or other proceedings or investigations (collectively, "Claims") pending or to the knowledge of the Company threatened on the date hereof, against or involving the Company except for Claims which individually or in the aggregate could not reasonably be expected to cause a material adverse effect upon the Condition of the Business.

                  3.8 Disclosure. No representation or warranty by the Company in this Agreement, or in any document or certificate furnished or to be furnished to the Holders pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

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         4. Representations and Warranties of Antra. As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Antra makes the following representations and warranties to the Company, as well as the additional representations and warranties set forth on Schedule 4.6 annexed hereto, both as of the date hereof and as of the Closing
Date:

                  4.1 Corporate Power. Antra has now all corporate power necessary for the authorization, execution and delivery of this Agreement and this Agreement constitutes the valid and binding obligation of Antra enforceable against Antra in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  4.2 Capitalization. The authorized capital stock of Antra consists of 50,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of the date hereof there were, and immediately prior to Closing there will be, 12,354,620 shares of Antra's common stock issued and outstanding and no shares of Antra's preferred stock issued and outstanding. All of the issued and outstanding shares of Antra's common stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Antra has reserved shares of its common stock for issuance upon (i) the exercise of warrants or options, and
(ii) the conversion of securities, as more particularly described on Schedule
4.2 annexed hereto. Except as described on Schedule 4.2, there are no outstanding preemptive rights or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                  4.3 Authorization. All corporate action on the part of Antra, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Antra hereunder has been taken.

                  4.4 No Preemptive Rights. No person has any right of first refusal or any preemptive rights in connection with any future issuances of securities by Antra.

                  4.5 Disclosure. No representation or warranty by Antra in this Agreement, or in any document or certificate furnished or to be furnished to the Holders pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

                  4.6 Additional Representations and Warranties of Antra. See
Schedule 4.6 annexed hereto and made a part hereof.

                  4.7 Investment Company Status. Antra does not hold of record nor does it own beneficially any shares of any entity (including, but not limited to, Teltran International Group, Ltd.) which would subject Antra to the rules and regulations of the Investment Company Act of 1940.

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                  4.8 Recording Agreement. The Recording Agreement between AMG
(as defined in subsection (k)(xvii) of Schedule 4.6) and Ricardo E. Brown (also known as "Kurupt"), attached to this Agreement as Schedule 4.8 is true, complete and correct, such Agreement is in full force and effect, neither Mr. Brown nor AMG is in default thereunder, the current term of the Recording Agreement ends upon delivery of the seventh full length album, three albums having been delivered to date; and there are no other agreements or instruments between Mr. Brown and AMG and/or any affiliate of either of them;

         5. Representations and Warranties of Holders and Restrictions on Transfer Imposed by the Securities Act.

                  5.1 Representations and Warranties by the Holders. Each Holder, severally and not jointly, represents and warrants to the Company as follows:

                           (a) Ownership of Antra Stock. Holder has good,
marketable and unencumbered title to, and holds of record and owns beneficially, all of the shares of Antra Common Stock set forth opposite Holder's name on Exhibit A, free and clear of any restrictions on transfer (other than any restrictions under federal and state securities laws), Taxes (as defined in subsection (k) of Schedule 4.6), Liens, options, warrants, purchase rights, contracts, commitments, claims and demands. Holder is not a party to any option, warrant, purchase right, or other contract or commitment that could require Holder to sell, transfer or otherwise dispose of any Antra common stock (other than pursuant to this Agreement). Holder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Antra Common Stock. The shares of Holder's Antra Common Stock have been duly issued, are fully paid and non-assessable. Upon payment for Holders' Antra Common Stock, as herein provided, the Company will acquire good and valid title to such Antra Common Stock, free and clear of any Lien. For purposes hereof, "Lien" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

                           (b) Authorization. Holder has full power and
authority to execute and deliver this Agreement and all other agreements, instruments, certificates and documents to be executed or delivered under the terms of this Agreement, to perform all acts contemplated by this Agreement and to sell Holder's Antra Common Stock pursuant to the term hereof.

To the extent that Holder is a corporation or other entity, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and other action on behalf of Holder. This Agreement constitutes the legal, valid and binding obligation of Holder and each instrument contemplated by this Agreement, when executed and delivered by Holder in accordance with the provisions hereof, will be the legal, valid and binding obligation of Holder, in each case enforceable against Holder in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application executing the enforcement of creditors' rights.

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                           (c) Investment Intent. This Agreement is made with
the Holder in reliance upon such Holder's representation to the Company, evidenced by Holder's execution of this Agreement, that Holder is acquiring the Company Common Stock set forth opposite such Holder's name on Exhibit A (collectively the "Securities") for such Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended ("Securities Act"). Holder has the full right, power and authority to enter into and perform this Agreement and this Agreement constitutes the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                           (d) Securities Not Registered. Holder understands and
acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualifications available under applicable blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Holder's representations set forth in this Agreement. Holder acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.

                           (e) No Transfer. Holder covenants that in no event
will such Holder dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Holder shall have furnished the Company, with an opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and other applicable state, local or foreign law has been taken.

                           (f) Permitted Transfers. Notwithstanding the
provisions of subsection (c) above, no registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is a partnership to a partner of such partnership or a former partner of such partnership who leaves such partnership after the date hereof, or to the estate of any such partner or former partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder. For purposes of this paragraph (d), a limited liability company shall be deemed to be a partnership and the members of a limited liability company shall be deemed to be partners of such partnership.

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                           (g) Knowledge and Experience. Except with respect to
Joseph Marrone, Teltran International Group., Ltd., Relocate 411.com, Inc., Byron Lerner, Daryl Lerner and James Tubbs, each of whom is excepted from making this representation, Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder's prospective investment in the Securities; and (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the Securities.

                           (h) Access to Information; No General Solicitation.
Holder (i) has been furnished with and has had access to such information as such Holder has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied; (ii) has had all questions which have been asked by such Holder satisfactorily answered by the Company; and
(iii) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                           (i) Not Organized to Purchase. If Holder is not an
individual, Holder has not been organized for the purpose of purchasing the Securities.

                  5.2 Legends. Each certificate representing the Securities may be endorsed with the following legends:

                           (a) Federal Legend. THE SECURITIES EVIDENCED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                           (b) Other Legends. Any other legends required by
applicable state blue sky laws.

The Company need not register a transfer of legended Securities, and the Company may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

                  5.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 5.2(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

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         6. Conduct of Business Pending Closing.

                  6.1 Antra Management. Between the date of this Agreement and the Closing hereunder, the businesses of Antra and its Subsidiaries (as defined in subsection (b) of Schedule 4.6) shall be managed and operated in the ordinary course of business, consistent with past practices if operated by Antra. In addition, Antra shall ensure that, unless the Company manages Antra and its Subsidiaries during such interim period, or unless the Company shall otherwise agree in writing, Antra and each Subsidiary shall:

                           (a) not take or suffer or permit any action which
would render untrue any of the representations or warranties of Antra herein contained, and not omit to take any action, the omission of which would render untrue any such representation or warranty;

                           (b) maintain its books and records in accordance with
past practices;

                           (c) not sell, assign or transfer any of its assets;

                           (d) use its best efforts to preserve its business's
relationships with employees, customers, suppliers and others with whom it deals;

                           (e) keep all tangible assets in good order and repair
and perform all necessary repairs and maintenance;

                           (f) not incur any long-term debt or short-term debt
other than in the ordinary course of business; and

                           (g) not encumber in any way any of the assets, not
issue, redeem or repurchase any capital stock, equity related securities or securities convertible into capital stock or equity related securities, not make any dividends or distributions to its shareholders, not make any loans in excess of $25,000 in any one instance, not enter into any transactions with affiliates and not grant or pay any increases in salary or fringe benefits to any of its employees, except for normal annual raises in accordance with past practice, and not make any material modifications to any Plans (as defined in subsection (n) of Schedule 4.6) other than such amendments as may be required for compliance with applicable laws, nor enter into any new employment, consulting or severance arrangements.

         From and after the date hereof, Antra and each Subsidiary shall give to the Company and its representatives access to the books, records, employees and assets of Antra and each Subsidiary.

                  6.2 Company Managed. At the Company's option, the Company may manage the business of Antra during the aforementioned interim period. In such event, non-compliance with covenants set forth in Section 6.1 above shall not be deemed to be a breach by Antra except if such breach was caused by Antra. In addition, in connection with the Company's management of Antra and its
Subsidiaries:

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s
                           (a) Antra agrees to indemnify and hold harmless the
Company, its affiliates and their respective directors, officers, employees, agents and each such person or entity, if any, who controls the Company or any of its affiliates within the meaning of the Securities Exchange Act of 1934 (the Company and all of the above-described entities or persons being an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several (including all reasonable fees of counsel and other expenses incurred by an Indemnified Party in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in liability), as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, relating to or arising out of any act of commission or omission made or taken by an Indemnified Party in the management of Antra and its Subsidiaries, except that Antra will not be liable hereunder to the extent that any loss, claim, damage, liability or expense is found in a final judgment by an arbitrator or a court to have resulted primarily from an Indemnified Party's gross negligence or willful malfeasance in the performance of such services.

                           (b) Antra and the Company agree that if any
indemnification or reimbursement sought pursuant to the preceding paragraph is finally judicially determined to be unavailable (except by reason of the gross negligence or willful malfeasance of the Company or its controlling person(s), directors, officers, employees or agents, as the case may be), then Antra and the Company shall contribute to the liabilities for which such indemnification or reimbursement is held unavailable in such proportions as is appropriate to reflect (a) the relative benefits to Antra on the one hand, and the Company on the other hand, in connection with the transaction to which such indemnification or reimbursement relates, (b) the relative fault of the parties, and (c) other considerations.

                           (c) Antra and the Company mutually agree to notify
each other promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction contemplated by this Agreement.

         7. Conditions to the Obligations of the Holders. The obligations of the Holders to exchange the Antra Common Stock for Company Common Stock as provided herein shall be subject to the following conditions, any or all of which may be waived in writing by the Holders:

                           (a) that the representations and warranties of the
Company set forth in this Agreement are now, and at all times after the date of this Agreement to and including the time of Closing shall be, true and correct;

                           (b) that the Company shall have in all respects
performed and complied with all terms and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing Date;

                           (c) that on or prior to the Closing Date, the Company
shall have obtained a bridge loan in the amount of at least $250,000, to be used for the purpose of paying, at its discretion, certain liabilities and obligations as more fully described on attached Schedule 7(c) and for working capital purposes of Antra during the initial four-month period following the Closing;

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                           (d) that Holders shall receive a piggy-back
registration rights agreement from the Company subject to certain volume limitations as set forth herein and therein, in the form substantially as set forth in the attached Exhibit B; and

                           (e) execution and delivery of a collateral assignment
of certain publishing rights held by Antra Publishing, Inc. to OCF to secure payment of the outstanding balance of the OCF Note (as defined in Section 10.1(i)).

         8. Conditions to the Obligations of the Company. The obligations of the Company to exchange the Company Common Stock for Antra Common Stock as provided herein shall be subject to the following conditions, any or all of which may be waived in writing by the Company:

                           (a) each of Antra and the Holders shall have in all
respects performed and complied with all terms and conditions required by this Agreement to be performed and complied with on or before the Closing Date;

                           (b) the representations and warranties of each of
Antra and the Holders set forth in this Agreement are now, and at all times after the date of this Agreement to and including the time of Closing shall be, true and correct;

                           (c) all necessary third party and governmental
consents and approvals, if any, shall have been obtained and all legal and regulatory requirements shall have been satisfied;

                           (d) Antra shall have delivered to the Company, (i)
true and complete copies of all Exhibits and Schedules to the Operating Agreement (as defined in subsection (f) of Schedule 4.6), each of which shall be reasonably satisfactory in form and substance to the Company and, (ii) a certificate executed by Artemis (as defined in subsection (f) of Schedule 4.6) as described in Section 10.1(g);

                           (e) Holders owning, beneficially and of record, not
less than 90% (or such lesser percentage determined by subtracting from the percentage of shares of common stock owned by the Holders, the percentage of common stock owned by Select, if any) of the issued and outstanding common stock, $.001 par value, of Antra, on a fully diluted basis, shall have delivered their Antra Common Stock pursuant to the terms hereof;

                           (f) the termination of all employment or consulting
agreements between Antra and/or its Subsidiaries and all of its employees, directors, officers and consultants, if any; and

                           (g) the resignation of all officers and directors of
Antra and its Subsidiaries effective as of the Closing Date.

         Anything herein to the contrary notwithstanding, in the absence of fraud on the part of Antra, the Holders or any of them in connection with the performance of their respective obligations under this Agreement, upon the satisfaction by the Holders of the condition set forth in Section 8 (e) hereof, all of the conditions of this Section 8 shall be deemed to be satisfied.

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         9. Compliance with Securities Laws. In connection with the transactions contemplated by this Agreement, the Company and Antra shall take all steps necessary to prepare and disseminate to the Holders all private placement memorandum, offering circulars and other communications required of them respectively by federal and state securities laws. In addition, the Company and Antra shall make all filings, if any, necessary to be made in connection with the transaction contemplated by this Agreement with all state and federal securities regulators. The Company and Antra shall cooperate with each other in performing the undertakings set forth in this Section.

         10. Closing.

                  10.1 Deliveries of Antra and the Holders. At the Closing, Antra and the Holders will deliver to the Company:

                           (a) a "good standing" certificate issued by each
jurisdiction in which Antra and each Subsidiary is incorporated or qualified to do business as a foreign corporation and certified copies of Antra's and each Subsidiary's Certificate of Incorporation and all amendments thereto, and a certified copy of the by-laws of each such entity, all of which shall be dated as of a date within fifteen (15) days prior to the Closing Date;

                           (b) a stock certificate or certificates representing
the number of shares of Antra Common Stock set forth opposite each Holder's name on Exhibit A, with stock powers relating thereto duly endorsed in blank by each Holder;

                           (c) copies of the minutes of the meetings of the
board of directors and shareholders (if necessary) of Antra authorizing the execution and performance of the Agreement by Antra, certified by the Antra's Secretary;

                           (d) the favorable legal opinion of counsel for Antra
and the Holders in the form attached hereto as Exhibit C;

                           (e) all minute books and stock books of Antra and all
other books and records of Antra, and the resignations of all officers and directors of Antra and each Subsidiary, effective as of the Closing Date;

                           (f) a general unconditional and irrevocable release
(excluding, however, any claims of any Holder for the breach by the Company or Antra of the representations and covenants under this Agreement) in favor of Antra and the Company executed by each Holder, in form and substance reasonably satisfactory to the Company;

                           (g) a certificate executed by Artemis in form and
substance reasonably satisfactory to the Company to the effect that (i) the Operating Agreement of the LLC attached hereto as Schedule 4.6(f)(A) is a true, correct and complete copy of such Operating Agreement and there are no amendments thereto; and the Distribution Agreement between AMG (as defined in subsection (k)(xvii) of Schedule 4.6) and Artemis dated July 28, 1999 and the amendment thereto dated December 21, 1999 (collectively, the "Artemis Distribution Agreement") attached hereto as Schedule 10.1(g) is a true, correct and complete copy of the Artemis Distribution Agreement, and there are no amendments thereto; both such Agreements are in full force and effect, and neither party has sent any notice to the other party specifying that the term of either such Agreement ends prior to the current term thereof, which is December 17, 2002, for the Operating Agreement and July 27, 2002, for the Distribution Agreement; (ii) Artemis is not in default and, to the knowledge of Artemis, AMG is not in default, of such Operating Agreement or Distribution Agreement, except for AMG's failure to submit an Annual Budget for 2001, which failure Artemis hereby waives; (iii) the exchange transaction contemplated by this Agreement will not constitute a violation of the Operating Agreement or Artemis Distribution Agreement; and (iv) except for the above referenced agreements, there are no other agreements or instruments among AMG, Artemis and/or any affiliate of either of them;

                           (h) evidence in form and substance satisfactory to
the Company, of the satisfaction of the conditions required by the provisions of Sections 8(f) and 8(g) hereof.

                           (i) a certificate and agreement between the Organized
Crime Family, Inc. ("OCF"), on the one hand, and the Company, Antra and AMG on the other hand, that: (1) attached to this Agreement as Schedule 10.1(i) are true and correct copies of the $405,000 promissory note of AMG to OCF dated August 1, 2000 (the "OCF Note"), the Assignment Agreement of the same date between AMG and OCF and all other related loan documents, as amended, arising out of this transaction (collectively the "OCF Loan Documents"); (2) the OCF Loan Documents are valid and binding and in full force and effect; (3) the current principal balance of the OCF Note is $125,000; and (4) AMG is not in default of any of its obligations under the OCF Note;

                           (j) a certificate of Antra with respect to Antra that
all of the conditions referred to in Section 8 hereof have been met;

                           (k) all such further documents, instruments and
agreements which may be reasonably requested by the Company or its counsel in order to more effectively effectuate and carry out any provision of this Agreement.

                  10.2 Deliveries of the Company. At the Closing, the Company will deliver to the Holders:

                           (a) stock certificates registered in the name of each
Holder representing the number of shares of Company Common Stock set forth opposite such Holder's name on Exhibit A;

                           (b) the favorable legal opinion of counsel for the
Company in the form attached hereto as Exhibit D; and

                           (c) a certificate of the Company that all of the
conditions referred to in Section 7 hereof has been met.

         11. Miscellaneous.

                  11.1 Survival of Representations and Warranties. The representations and warranties of Antra set forth in Section 4 hereof shall not survive the Closing and shall be of no further force and effect after the Closing has occurred. The representations and warranties of the Holders set forth in Section 5.1 (a) and (b) hereof shall survive indefinitely (the Holders each hereby waive all applicable statutory limitation periods in connection therewith), and all other representations and warranties of the Holders shall survive for the applicable statutory limitation periods. The representations and warranties of the Company set forth in Section 3.1 hereof shall survive indefinitely (the Company hereby waives all applicable statutory limitation periods in connection therewith), and all other representations and warranties of the Company shall survive for the applicable statutory limitation periods.

                  11.2 Holder's Representative. The Holders hereby appoint Martin Miller as their representative ("Holders' Representative") to exercise the powers, to do or cause to be done and to exercise all rights of any Holder under and pursuant to this Agreement. All decisions of the Holders' Representative shall be binding upon the Holders. The Holders' Representative is authorized to take any action deemed by him appropriate or necessary to carry out the provisions of, and to determine the rights of the Holders under this Agreement. Without limiting the foregoing, the Holders' Representative shall serve as the agent of the Holders for all purposes of this Agreement.

                  11.3 Amendment and Waiver. This Agreement may be amended or modified or any provision waived only upon the written consent of the Company, Antra and the Holders of at least a majority of the shares of Antra Common Stock held by all Holders.

                  11.4 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or of any other right nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. No investigation of any party shall be deemed to negate or impair the representations and warranties of any other party contained in this Agreement.

                  11.5 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the state of New York (notwithstanding any conflict-of-law doctrines of either state or other jurisdiction to the contrary), and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  11.6 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           (a) If to Antra:

                                    Antra Holdings Group, Inc.
                                    1515 Locust Street
                                    4th Floor
                                    Philadelphia, Pennsylvania  19102

                                    Attention: President

         with a copy, given in the manner prescribed above, to:

                                    Michael DiGiovanna, Esquire
                                    Parker Duryee Rosoff & Haft
                                    529 Fifth Avenue
                                    New York, New York  10017

                           (b) If to Company:

                                    Select Media Communications, Inc.,
                                    575 Madison Avenue
                                    Suite 1006
                                    New York, NY  10022

                                    Attention: James Mongiardo

         with a copy, given in the manner prescribed above, to:

                                    Lawrence R. Lesser, Esquire
                                    Wolf, Block, Schorr and Solis-Cohen LLP
                                    22nd Floor
                                    1650 Arch Street
                                    Philadelphia, Pennsylvania  19103

                           (c) If to a Holder:

                                    c/o Mr. Martin Miller
                                    38 Pembroke Drive
                                    Glen Cove, NY  11542

         Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  11.7 Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                  11.8 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that neither Antra nor the Holders nor the Company may assign or transfer their rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Company may assign this Agreement to a subsidiary of the Company.

                  11.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  11.10 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  11.11 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

                  11.12 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  11.13 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  11.14 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  11.15 Enforcement Costs. The parties hereto hereby agree that the prevailing party in any litigation or other proceeding to enforce this Agreement shall be reimbursed by the other party(ies) for out of pocket costs and expenses, including, without limitation, legal fees and expenses incurred by the prevailing party in connection with such litigation or proceeding, and if such reimbursement is not made within fifteen days after demand therefor, the amount thereof shall thereafter bear interest until paid at the rate 12% per annum or, if less, the highest rate permitted by applicable law.

                  11.16 Place of Litigation. The parties agree that litigation or other proceeding brought by any of the parties hereto against any of the other parties hereto arising out of this Agreement shall be brought in a state or federal court sitting in the Southern District of New York. The parties hereto hereby submit to and accept generally and unconditionally the jurisdiction of such courts with respect to its respective person and property. The parties hereby irrevocably waive any objection to laying of venue for any such legal proceeding in the above described courts.

                  11.17 Expenses. Except as otherwise specifically provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement, shall be paid by the party incurring such expenses. Antra will bear the legal costs and expenses of Parker Duryee Rosoff & Haft in representing both Antra and the Holders in connection with the transactions contemplated by this Agreement.

                  11.18 Further Assurances. Antra and the Holders shall, promptly after request therefor by the Company, execute any and all such other documents, and take any and all further action, as the Company shall reasonably request in order to effectuate the provisions of this Agreement.

                  11.19 Knowledge. As used in this Agreement, any reference to the "knowledge" of a person shall be deemed to be their actual knowledge.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               SELECT MEDIA COMMUNICATIONS, INC.

                                               By: /s/ James F. Mongiardo
                                                   -----------------------------
                                                   James F. Mongiardo,
                                                   Chief Executive Officer


                                               ANTRA HOLDINGS GROUP, INC.

                                               By: /s/ Joseph Marrone
                                                   -----------------------------
                                                   Joseph Marrone,
                                                   Chief Executive Officer

                                               HOLDERS:

                                               Calanish Limited

                                               By: /s/
                                                   -----------------------------


                                               Craignure Limited

                                               By: /s/
                                                   -----------------------------


                                               /s/ Susan Myatt
                                               ---------------------------------
                                               Susan Myatt


                                               Broadford Limited

                                               By: /s/
                                                   -----------------------------


                                               Corrie Limited

                                               By: /s/
                                                   -----------------------------


                                               /s/ Jeff Myatt
                                               ---------------------------------
                                               Jeffrey Myatt


                                               /s/ Jason Myatt
                                               ---------------------------------
                                               Jason Myatt


                                               /s/ S. Goldstein
                                               ---------------------------------
                                               S. Goldstein


                                               -------------------------------
                                               Mark Brock


                                               By: /s/
                                                   -----------------------------
                                               Brock

                                               Calgary Limited

                                               By: /s/
                                                   -----------------------------


                                               Sleat Limited

                                               By: /s/
                                                   -----------------------------


                                               Rothesay Limited

                                               By: /s/
                                                   -----------------------------


                                               /s/ Carol Singer
                                               ---------------------------------
                                               Carol Singer

                                               Carbost Limited

                                               By: /s/
                                                   -----------------------------


                                               -------------------------------
                                               Dolores Miller


                                               -------------------------------
                                               Ira Miller


                                               Aran Limited

                                               By: /s/
                                                   -----------------------------


                                               Craighouse Limited

                                               By: /s/
                                                   -----------------------------


                                               /s/ Dawn DeNittis Brittingham
                                               ---------------------------------
                                               Dawn DeNittis Brittingham


                                               /s/ Paul Abrams
                                               ---------------------------------
                                               Paul Abrams


                                               /s/ Karen Miller
                                               ---------------------------------
                                               Karen Miller


                                               /s/ Howard Miller
                                               ---------------------------------
                                               Howard Miller


                                               /s/ Arthur Rosenberg
                                               ---------------------------------
                                               Arthur Rosenberg


                                               /s/ Frederick Rollins
                                               ---------------------------------
                                               Frederick Rollins


                                               /s/ Lloyd Remick
                                               ---------------------------------
                                               Lloyd Remick


                                               /s/ David Goldstein
                                               ---------------------------------
                                               David Goldstein


                                               /s/ Gail Goldstein
                                               ---------------------------------
                                                    Gail Goldstein


                                               Percival Limited

                                               By: /s/
                                                   -----------------------------

                                               Lamlash Limited

                                               By: /s/
                                                   -----------------------------


                                               /s/ Joseph Santaguida
                                               ---------------------------------
                                               Joseph Santaguida


                                               /s/ Joseph Marrone
                                               ---------------------------------
                                               Joseph Marrone


                                               Teltran International Group, Ltd

                                               By: /s/
                                                   -----------------------------


                                               Relocate 411.com Inc.

                                               By: /s/
                                                   -----------------------------


                                               Salen Limited

                                               By: /s/
                                                   -----------------------------


                                               Rowlett Enterprise Ltd

                                               By: /s/
                                                   -----------------------------


                                               Fir Enterprise Ltd

                                               By: /s/
                                                   -----------------------------


                                               Sumburgh Limited

                                               By: /s/
                                                   -----------------------------


                                               /s/ Tyrone DeNittis
                                               ---------------------------------
                                               Tyrone DeNittis

                                                    /s/ Felicia DeNittis
                                               ---------------------------------
                                                    Felicia DeNittis

                                               /s/ Romane DeNittis
                                               ---------------------------------
                                               Romane DeNittis

                                               Southern Properties

                                               By: /s/
                                                   -----------------------------


                                               ---------------------------------
                                               Gary Cella


                                               ---------------------------------
                                               Linda Kuhn

                                               ---------------------------------
                                               R. Kaufman


                                               Newcard

                                               By: /s/
                                                   -----------------------------


                                               Coastal Provinces

                                               By: /s/
                                                   -----------------------------


                                               /s/ Stacey Abrams Wagner
                                               ---------------------------------
                                               Stacey Abrams Wagner


                                               /s/ Debra Abrams
                                               ---------------------------------
                                               Debra Abrams


                                               /s/ Tara Abrams
                                               ---------------------------------
                                               Tara Abrams

                                               Staffin Limited

                                               By: /s/
                                                   -----------------------------


                                               Brae Limited

                                               By: /s/
                                                   -----------------------------


                                               Brodick Limited

                                               By: /s/
                                                   -----------------------------


                                               Millport Limited

                                               By: /s/
                                                   -----------------------------


                                               Newco Management

                                               By: /s/
                                                   -----------------------------


                                               /s/ Byron Lerner
                                               ---------------------------------
                                               Byron Lerner


                                               /s/ Darrell Lerner
                                               ---------------------------------
                                               Darrell Lerner


                                               Rowlett Enterprise

                                               By: /s/
                                                   -----------------------------


                                               /s/ James Tubbs
                                               ---------------------------------
                                               James Tubbs

                                  SCHEDULE 4.6

Additional Representations, Warranties and Agreements of Antra:

         a. Organization and Good Standing. Antra is a corporation duly organized and in good standing under the laws of the state of Delaware and is duly qualified to do business as a foreign corporation in the jurisdictions specified on Schedule 4.6(a), which constitute all of the jurisdictions where failure to qualify would have a material adverse effect on Antra or its business.

         b. Subsidiaries. Set forth on Schedule 4.6(b) is a list of all of Antra's subsidiaries (individually, a "Subsidiary" and collectively, the "Subsidiaries"), their respective states of incorporation, the authorized and issued capital stock of each Subsidiary and the percentage interest in the equity of each Subsidiary which is owned, directly or indirectly, by Antra. Except as set forth on Schedule 4.6(b), Antra does not directly or indirectly own, nor is Antra obligated to purchase or invest in (through the making of a loan, a capital contribution or otherwise) any interest of any kind in any other person, corporation, partnership, joint venture, association or other entity. Each Subsidiary specified on Schedule 4.6(b) is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified to do business as a foreign corporation in the jurisdictions specified on Schedule 4.6(b), which constitute all of the jurisdictions where failure to qualify would have a material adverse effect on such Subsidiary or its business.

         c. Charter Documents and Corporate Records. Antra has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and By-laws, as amended to date, or comparable organization documents, of Antra and its Subsidiaries, as in effect on the date of this Agreement. Antra has made available to the Company and its representatives all of the minute books or comparable records and the stock books or comparable records of Antra and its Subsidiaries and all such books and records are true and complete. Neither Antra, its Subsidiaries nor any shareholder thereof is a party to any shareholders' or other agreement relating to the management of Antra or any of its Subsidiaries or imposing rights or obligations with respect to the transfer of the shares of the capital stock of Antra or its Subsidiaries.

         d. No Breach or Violation. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation or breach of, or constitute a default or require any party's consent under, any term or provision of the Articles of Incorporation or By-laws of Antra or any of its Subsidiaries, or any agreement or other arrangement to which Antra or any of its Subsidiaries, or any shareholder thereof, is a party or by which any of them are bound; (ii) result in the creation of any lien or other encumbrance upon any property, (iii) violate any judgment, order, permit, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Antra or its Subsidiaries or any such shareholder, (iv) constitute a violation by Antra, its Subsidiaries, or any shareholder thereof of any law, rule or regulation or
(v) require the consent of any governmental body or other third party.

         e. Financial Statements. Schedule 4.6(e)(A) contains the unaudited consolidated balance sheet and profit and loss statement of Antra and its Subsidiaries as of and at June 30, 2001 (the "Specified Date Balance Sheet") and for the six months then ended, the audited consolidated balance sheet and income statements of Antra and its Subsidiaries for the years ended December 31, 1998 and 1999 and the unaudited consolidated balance sheet and income statements of Antra and its Subsidiaries for the year ended December 31, 2000. The foregoing financial statements were prepared in accordance with generally accepted accounting principles, consistently applied, are true, complete and correct, and fairly and accurately present the financial position and results of operations of Antra and its Subsidiaries (on a consolidated basis with respect to the 1998, 1999 and 2000 financial statements) as of the dates of such balance sheets and income statements and for the periods then ended. Schedule 4.6(e)(B) is a list of all "management" or "audit letters" received by Antra or its Subsidiaries from its auditors in connection with any of the financial statements referred to above and Schedule 4.6(e)(C) is a copy of all letters sent by counsel to Antra or its Subsidiaries to its auditors in connection with the preparation of such financial statements related to pending or threatened litigation involving Antra or its Subsidiaries. Antra has not yet submitted any annual budgets of the LLC (as hereinafter defined) for 2001 and 2002 under Section 2.02 of the Operating Agreement (as hereinafter defined) and will not hereafter do so without the Company's consent, which consent shall not be unreasonably withheld.

         f. Joint Ventures. Antra, indirectly, owns a membership interest in a Delaware limited liability company known as Antra Records LLC (the "LLC") pursuant to an Operating Agreement for the LLC dated December 21, 1999 (the "Operating Agreement") between Antra and Sheridan Square Entertainment LLC d/b/a Artemis Records ("Artemis"). Schedule 4.6(f)(A) is a complete and current copy of such Operating Agreement (with the exception of the Exhibits thereto which will be delivered to the Company prior to Closing), and there are no amendments thereto. Neither Antra nor any of its Subsidiaries has any obligations or liabilities with respect to the LLC or its business, except as set forth in the Operating Agreement. Neither Antra, any of its Subsidiaries, nor, to the knowledge of Antra, Artemis is in material breach of the Operating Agreement, and neither party thereto has sent notice to the other party of any breach or alleged breach. The representations of Antra or its Subsidiaries contained in the Operating Agreement were true and correct when made, and, to the knowledge of Antra, the representations of Artemis contained therein are true and correct. Based on a statement of Profit and Loss submitted by Artemis which is attached as Schedule 4.6(f)(B), the estimated Net Loss (as that term is used in Section 2.01(a)(iii)(A) of the Operating Agreement) of the LLC for the period from inception through September 30, 2000 was $1,161,945.54.

         g. Directors, Officers. Schedule 4.6(g) is a correct and complete list of all directors and officers of Antra and its Subsidiaries.

         h. Undisclosed Liabilities. As of the date hereof and the Closing Date, neither Antra nor its Subsidiaries had, and will not have, any obligations or liabilities, due or not yet due, liquidated or unliquidated, fixed or contingent, or otherwise, of any nature whatsoever, except (i) liabilities or obligations specifically reflected on the Specified Date Balance Sheet; or (ii) current liabilities (as determined in accordance with GAAP) incurred since such date in the ordinary course of business, none of which is adverse to Antra or its Subsidiaries.

         i. Accounts Receivable. Except as shown on Schedule 4.6(i): (A) each of the accounts receivable of Antra and its Subsidiaries constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of Antra or its Subsidiaries, as the case may be, and has arisen in the ordinary course of Antra's and its Subsidiaries' businesses, as the case may be, and (B) no account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense.

         j. Absence of Certain Changes. Since June 30, 2001 (the "Specified Date"), there have been no changes in the assets, liabilities, operations, or business prospects of Antra, its Subsidiaries or (to the knowledge of Antra) the LLC, which individually or in the aggregate has been materially adverse and none of the following has occurred: (a) any changes in Antra's or any Subsidiary's recording of receivables; (b) the incurrence of any new bank debt, contractual obligations or any other obligation to third parties other than those incurred in the ordinary course of business; (c) the creation of any liens, attachments or any other encumbrances on Antra's or any Subsidiary's assets; or (d) any changes in the operation of the business of Antra or its Subsidiaries which conflict with past practice or which have an adverse impact on the goodwill of Antra's or any Subsidiary's customers, employees, creditors, suppliers and other persons with whom Antra or any Subsidiary, as the case may be, has commercial dealings.

         k. Taxes.

                  (i) Definitions. The following terms shall have the meanings set forth in this Section 4.6 (k).

                           "Return" and "Returns" mean any return, report,
declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

                           "Tax" and "Taxes" means any federal, state (including
District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

                           "Antra" shall mean Antra, its Subsidiaries and the
LLC.

                           "Code" shall mean the Internal Revenue Code of 1986,
as amended.

                  (ii) Except as disclosed on Schedule 4.6(k), Antra has filed or will file when due in a timely fashion all Returns that are required to be filed on or before the date hereof and the Closing Date by or with respect to Antra. All such Returns are true, correct, and complete. No claim has been made by a taxing authority in a jurisdiction where Antra does not file Returns that it is or may be subject to or liable for any Tax imposed by that jurisdiction.

                  (iii) Except as disclosed on Schedule 4.6(k), all Taxes for which Antra is liable and that are due on or before the date hereof and the Closing Date (whether or not shown to be due on any Return) have been paid when due in a timely fashion. There are no liens on any assets of Antra that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due and payable or for Taxes that Antra is contesting in good faith through appropriate proceedings as set forth on Schedule 4.6(k).

                  (iv) Except as disclosed on Schedule 4.6(k), Antra has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

                  (v) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against Antra or its assets or properties and no basis exists for any such adjustment, deficiency or assessment which would result in additional taxes owed by Antra for any period for which Returns have been filed. Schedule 4.6(k) lists all federal, state, local, and foreign income Returns filed with respect to Antra for all taxable periods and indicates those Returns of Antra that have been audited and those Returns of Antra that currently are the subject of audit. Antra has delivered to the Company correct and complete copies of all federal, state, local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by Antra.

                  (vi) Antra has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement.

                  (vii) Antra has no income or gain that may be reportable for a period ending after the date hereof without the receipt of an equal amount of cash during such period, which is attributable to a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the date hereof.

                  (viii) There are no currently outstanding requests made by Antra for tax rulings, determinations or information that could affect the Taxes of Antra.

                  (vix) Schedule 4.6(k) lists all Returns (other than income tax returns) filed with respect to Antra for all taxable periods.

                  (x) Antra has not been obligated to deduct and withhold Taxes under Code Section 1441.

                  (xi) Antra is a United States person within the meaning of Code Section 7701(a) and each shall deliver at Closing a "Nonforeign Certification" meeting the requirements of Code Section 1445.

                  (xii) Antra is not or was not at any time, a party to any Tax allocation, indemnification or sharing agreement. Antra has not been a member of an affiliated group defined in Code Section 1504(a) filing a consolidated federal income Tax Return and does not have any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (issued under the Code) or any similar provision of state, local, or foreign law, as a transferee or successor by contract or otherwise. Antra has not been a member of a group of companies filing a unitary, consolidated or combined state Return.

                  (xiii) Antra has not made, is not obligated to make, and will not, as a result of the transactions contemplated hereby, make or become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code (determined without regard to subsection (b)(4) thereof).

                  (xiv) Antra has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (xv) Antra has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                  (xvi) The LLC is taxable as a partnership for federal and state income tax purposes.

                  (xvii) Antra's employer identification number is 52-2150303, its taxable year ends December 31, and the address it will use on its federal income tax return that includes the Closing Date is 1515 Locust Street, 4th Floor, Philadelphia, Pennsylvania 19102. The employer identification number of Antra's Subsidiary, Antra Music Group, Inc. ("AMG") is 22-3517670, its taxable year ends December 31, and the address it will use on its federal income tax return that includes the Closing Date is 1515 Locust Street, 4th Floor, Philadelphia, Pennsylvania 19102.

         l. Litigation. Except as set forth on Schedule 4.6(l), there are no claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations (including, without limitation, any internal charges of employment discrimination or harassment) pending or threatened against Antra, its Subsidiaries, or to Antra's knowledge, the LLC.

         m. 1934 Act. None of the capital stock of Antra is registered, or required to be registered, under The Securities Exchange Act of 1934, as amended, (the "1934 Act") and Antra is not subject to the reporting requirements or the proxy rules under the 1934 Act.

         n. Labor Matters; Employee Benefits.

         (i) Definitions. The following terms shall have meanings set forth in this Section 4.6(n)(i):

                           "Code" means the Internal Revenue Code of 1986, as
amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code (or a related statute) which replace or supersede the sections in effect at the time this Agreement is executed.

                           "ERISA Affiliate" means any direct or indirect
subsidiary of Antra and all persons treated as being under common control or as a single employer (under Section 414(b), (c), (m) or (o) of the Code) with Antra. A subsidiary for purposes of this definition shall include any entity in which Antra owns directly or indirectly a majority of the equity interest or which is consolidated with the financial statements of Antra or any ERISA Affiliate.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute. All references to specific sections of ERISA shall be deemed to include any provisions of ERISA which replace or supersede the sections in effect at the time this Agreement is executed.

                           "IRS" means the Internal Revenue Service.

                           "Multiemployer Plan" means a multiemployer plan (as
defined in Section 4001(a)(3) of ERISA) to which Antra or any ERISA Affiliate makes, is obligated to make, or has made or has been obligated to make contributions.

                           "PBGC" means the Pension Benefit Guaranty
Corporation.

                           "Plan" means any employee benefit plan (as defined in
Section 3(3) of ERISA), severance bonus or other incentive compensation, vacation, change of control, stock option, stock appreciation right, service award, company car, club membership, relocation, educational assistance, patent award, employee loan, policy, practice or arrangement employment or consultancy as to which Antra or any ERISA Affiliate sponsors, maintains or makes or is obligated to make contributions or payments.

                           "412 Plan" means a pension plan (as defined in
Section 3(2) of ERISA) which Antra or any ERISA Affiliate sponsors or maintains, and is covered under Section 412 of the Code.

                           "Withdrawal Liabilities" means the amount of
liability determined or which may be determined pursuant to Section 4201 of ERISA with respect to a Multiemployer Plan.

         (ii) Schedule 4.6(n)(ii) separately lists all Plans, and separately identifies all Plans providing retiree benefits.

         (iii) Schedule 4.6(n)(iii) lists each employment or consultancy agreement with respect to which Antra or any ERISA Affiliate is a party, and each other such agreement with any individual engaged in or performing services for Antra or any ERISA Affiliate, and a true and complete copy of each such agreement has been provided to the Company.

         (iv) True and complete copies of the following documents with respect to any Plan (as applicable) have been delivered to the Company: (a) the most recent plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years), (b) the most recent Form 5500 and schedules thereto, (c) the most recent IRS determination letter,
(d) all of the summary plan descriptions, (e) a written description of each material non-written Plan, and (f) each written communication to employees intended to describe a Plan or 412 Plan or any benefit provided by a Plan.

         (v) Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

         (vi) Each Plan intended to be tax qualified under Section 401(a) of the Code has been determined by the IRS to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and nothing has occurred which would cause the loss of such qualification or tax-exempt status.

         (vii) No Plan constitutes a 412 Plan or a Multiemployer Plan nor is any Plan subject to Title IV of ERISA.

         (viii) No Plan which is a welfare plan (as defined in Section 3(1) of ERISA) provides benefits or coverage extending beyond a participant's termination of employment except as may be required by Section 4980B of the Code. Antra and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

         (ix) There are no pending or threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against any Plan or its assets, Antra or any ERISA Affiliate with respect to any Plan, or any fiduciary with respect to any Plan for which Antra, the LLC or any ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

         (x) Neither Antra nor any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

         (xi) Except as disclosed on Schedule 4.6(n)(xi), during the last two years there have been no amendments to any Plan, nor has any Plan been established, which resulted in a material increase in the accrued or promised benefits of any employee of Antra or any ERISA Affiliate.

         (xii) Neither Antra nor any ERISA Affiliate sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is subject to the laws of any country other than the United States law.

         (xiii) Neither Antra nor any ERISA Affiliate maintains an employee stock ownership plan or other plan holding securities of Antra or any of its affiliates.

         (xiv) There is no obligation on Antra or any ERISA Affiliate to make to any current or former employee of Antra or any ERISA Affiliate any payment (whether in the form of wages or as any other form of consideration) pursuant to any employment agreement, and Plan, or otherwise, that will constitute, in the aggregate, an "excess parachute payment" (within the meaning of Section 280G of the Code) as a consequence in whole or in part of the transactions contemplated by this Agreement, nor shall Antra or any ERISA Affiliate of Antra take on any such obligation in the future.

         (xv) Except as shown in Schedule 4.6(n)(ii), neither Antra nor any ERISA Affiliate is a party to any written or oral employment agreement, consulting agreement, personal service agreement or agreement with any independent contractor, and there are no actual or threatened controversies related to or arising out of any such existing or alleged agreements.

         (xvi) Neither Antra nor any ERISA Affiliate is a party to any collective bargaining agreement. Neither Antra nor any ERISA Affiliate is a party to any pending or threatened labor dispute. With respect to employees of Antra or any ERISA Affiliate none of the following events or circumstances exist and none is threatened: a controversy, a claim of illegal or improper conduct or activities, an unresolved grievance or charge of unfair labor practice, an arbitration proceeding or a union organizing effort. Antra or any ERISA Affiliate has not received notice of any claim that it has not complied with any applicable law or regulation relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, retirement plans, health and welfare plans, equal employment opportunity, employment discrimination and employment safety, or that Antra or any ERISA Affiliate is liable for any arrears of wages or any taxes or penalties or interest for failure to comply with any of the foregoing. Antra and its ERISA Affiliates have not been the subject of any organizational efforts by any labor organizing, strike, work stoppage, "sickout" or picketing by any group of persons (whether or not employees).

         (xvii) Antra and its ERISA Affiliates have complied with all laws relating to the employment of employees/labor or provision of employee benefits, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Fair Labor Standards Act, the American with Disabilities Act, the New York Human Rights Law, Title VII of the Civil Rights Act of 1964, the Worker Adjustment and Retraining Act, the Equal Pay Act, the Family Medical Leave Act, and any provisions of employment or labor laws thereof relating to wages, hours, benefits, pensions, safety, discrimination, the filing of all reports and forms required to be filed with state or federal agencies, collective bargaining, recognition and dealing with labor organizations, the payment of social security and unemployment compensation taxes, the withholding of income tax, and the payment and withholding of similar taxes. Antra and its ERISA Affiliates are not liable for any arrearages of wages, taxes, benefit payments or contributions, or penalties or interest for failure to comply with any of the foregoing.

         (xviii) Antra and its ERISA Affiliates currently have and have had for the past ninety (90) days fewer than one hundred (100) employees.

         (xix) Schedule 4.6(n)(xix) discloses a complete and correct list of all employees of Antra and its ERISA Affiliates, showing for each his or her status (full-time, part-time, on leave of absence, etc.), gross rate of annual compensation, title, original date of hire, accrued vacation time (or compensation in lieu of vacation and/or sick time), any bonus or deferred compensation arrangements, fringe benefits and service credited for purposes of vesting and/or eligibility under any plan, including without limitation, any profit sharing, retirement or vacation plan or any other employment-related benefit plan or program.

         (xx) Antra has provided Buyer with copies of all Confidentiality Agreements, Non-Compete Agreements, Non-Disclosure Agreements, Intellectual Property Requests Agreements and Non-Solicitation Agreements that its and its ERISA Affiliates, employees, officers, directors, agents or independent contractors signed.

         o. Conflicting Interests. No director, officer or employee of Antra or its Subsidiaries and no shareholder of Antra or its Subsidiaries, nor any relative or any affiliate of any of the foregoing (i) has any pecuniary interest in any supplier or customer of Antra or its Subsidiaries or in any other business enterprise with which Antra or its Subsidiaries conducts business or with which Antra or its Subsidiaries is in competition or (ii) is indebted to Antra or its Subsidiaries for money borrowed.

         p. Property. Except as set forth on Schedule 4.6(p), Antra and its Subsidiaries have good, valid and marketable title to all of their respective assets (including but not limiting all of the assets referred on the Specified Date Balance Sheet and those acquired since the Specified Date), except for inventory sold since such date in the ordinary course of business, free and clear of all liens, security interests and encumbrances. Antra and each of its Subsidiaries, as the case may be, is the owner of all the personal property now located in or upon the premises occupied by it and of all personal property which each of them uses in the operation of their respective businesses. All equipment, furniture and fixtures, and other tangible personal property of Antra and its Subsidiaries used in the operation of their respective businesses as well as all real property occupied by each of them and all improvements thereon are in good order, operating condition and repair, normal wear and tear excepted, and does not require any repairs other than normal maintenance to maintain such property in good operating condition and repair.

         q. Intellectual Property. Schedule 4.6(q) contains a true, correct and complete list and an accurate description of all trademarks, trade names, service marks, copyrights and other intellectual property and proprietary rights owned by Antra and its Subsidiaries or used by Antra and its Subsidiaries in connection with the operation of their respective businesses separately identifying the property owned and not owned, and if owned by a third party, the owner thereof, and separately listing whether any such property is registered with the U.S. Patent and Trademark Office. Antra and its Subsidiaries have the right to use all of such intellectual property and such use does not infringe on the rights of any other party.

         r. Real Property. Neither Antra nor any of its Subsidiaries owns any real property.

         s. (A) Contracts, Leases, Agreements and Other Commitments. Neither Antra nor any of its Subsidiaries is a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, except for the following (which are hereinafter collectively called the "Antra Agreements"):

                  (i) The agreements described in Schedule 4.6(s)(A); and

         (ii) To the extent, if any, not described in such Schedule, agreements involving a maximum possible liability or obligation on the part of Antra or its Subsidiaries of less than $10,000; provided, however, that all agreements under which Antra or its Subsidiaries has granted to any other party, or has received from any other party, any rights which are material to the operation of Antra or its Subsidiaries or their respective businesses are listed on Schedule 4.6(s)(A). Antra has previously delivered to the Company true and complete copies of all of the Antra Agreements.

         All of the Antra Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Antra, its Subsidiaries and, to the best knowledge of Antra, all other parties to all of the Antra Agreements have performed all obligations required to be performed to date under the Antra Agreements and neither Antra nor, to the best knowledge of Antra, any such other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. All of the statements as they relate to Antra and its Subsidiaries required to be set forth in the certificates referred to in Sections 10.1 (g), 10.1(h) and 10.1(i) hereof are true and, as they relate to the entity giving such certificate, are, to Antra's knowledge, true.

         The Prior Works referred to in the letter agreement dated April 7, 1999 between AMG (then known as Wall Street Records, Inc.) and A&M Records, Inc. are limited to the album "Kuruption".

         There are no outstanding proposals, bids or offers which, if accepted, would impose an obligation or liability upon Antra or its Subsidiaries.

         (B) Contracts, Leases, Agreements and Other Commitments of the LLC. To Antra's knowledge, the LLC is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, except for the following (which are hereinafter collectively called the "LLC Agreements"):

                  (iii) The agreements described in Schedule 4.6(s)(B); and

         (iv) To the extent, if any, not described in such Schedule, agreements involving a maximum possible liability or obligation on the part of the LLC of less than $10,000; provided, however, that all agreements under which the LLC has granted to any other party, or has received from any other party, any rights which are material to the operation of the LLC or its business are listed on
Schedule 4.6(s)(B). Antra has previously delivered to the Company true and complete copies of all of the LLC Agreements.

         To Antra's knowledge: all of the LLC Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. The LLC and, to the best knowledge of Antra all other parties to all of the LLC Agreements, have performed all obligations required to be performed to date under the LLC Agreements and neither the LLC nor, to the best knowledge of the Antra, any such other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

         To Antra's knowledge, there are no outstanding proposals, bids or offers which, if accepted, would impose an obligation or liability upon the LLC.

         t. Permits and Licenses; Compliance with Laws. Except as shown on
Schedule 4.6(t), (i) Antra and each Subsidiary is in substantial compliance, and Antra and each Subsidiary has at all times since its founding, substantially complied with all federal, foreign, state and local laws, rules and regulations and all requirements of all governmental bodies or agencies having jurisdiction over it, that materially affect the conduct of the business of Antra and each Subsidiary, as the case may be, the use of their respective properties and assets, and all premises occupied by them (and to the knowledge of Antra, the LLC has substantially complied, and is in substantial compliance with all laws, rules, regulations and requirements), and (ii) without limiting the foregoing, Antra and each Subsidiary has to the best of its knowledge paid all monies and obtained all licenses, permits, certificates and authorizations needed for the conduct of their respective businesses and the use of their respective properties and the premises occupied by them. Antra and each Subsidiary has properly filed all reports and other documents required to be filed with any federal, state, local and foreign government or subdivision or agency thereof. Neither Antra nor any Subsidiary has received a notice, not heretofore complied with, from any federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of Antra and each Subsidiary are listed on Schedule 4.6(t).

         u. Documents and Records. The documents and records being delivered to the Company are true and complete in all material respects.

         v. Insurance. Schedule 4.6(v) contains a list identifying all insurance policies and indemnity and surety bonds with respect to the assets and the operation of the business of Antra and each Subsidiary. All such policies and bonds are in full force and effect.

         w. Environmental Matters.

         (i) To Antra's knowledge, each of the properties occupied by Antra and each Subsidiary (the "Properties") and all activities thereon have been and are in substantial compliance with all applicable foreign, federal, state and local statutes, ordinances, regulations, orders and requirements of common law concerning the protection of human health, safety or the environment including, without limitation, those concerning discharges to the air, soil, surface water or groundwater and concerning the generation, storage, treatment, disposal or remediation of any waste or any Hazardous Substances (as defined below). To Antra's knowledge, no significant Contamination is present in, on or under any of the Properties. "Contamination" shall mean the presence of Hazardous Substances that may require remediation under any Environmental Statute. "Hazardous Substances" shall mean materials that are or contain "hazardous substances", "pollutants or contaminants", as defined pursuant to any Environmental Statute, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., as amended, "regulated substances" as defined pursuant to any Environmental Statute, including, without limitation, Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6991-6991(I), as amended, or any hazardous materials, toxic substances, hazardous wastes, or other substances regulated pursuant to any Environmental Statute. Neither Antra nor any Subsidiary has treated or disposed of any Hazardous Substances.

         x. Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby.

         y. Material Misstatements or Omissions. No information or statements concerning Antra, its Subsidiaries, the LLC or their respective assets, financial condition, business or operations contained in this Agreement or in any Exhibit or Schedule hereto or certificate furnished or to be furnished pursuant hereto or any other information furnished by Antra, any Subsidiary or the LLC to Buyer contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements and information contained herein or therein not misleading.

         z. Master Recordings and certain other Issues. Except as specified in
Schedule 4.6(z)(1): there are no advances from any third parties to Antra or any Subsidiary which are recoupable by such third parties from income derived from the exploitation of any master recordings owned by Antra or any Subsidiary (the "Master Recordings") or which would reduce any earnings of or receipts from such third parties with respect to the master recordings, except as disclosed on
Schedule 4.6(z)(1) attached hereto and made a part hereof. The Master Recordings do not infringe upon any other works or upon the rights of any third party. All royalties and other payments payable or accrued through the Closing Date have been and/or will be timely paid by Antra or its Subsidiaries, as the case may be. The Master Recordings are subject only to payments required to be made pursuant to the provisions of the applicable recording agreements, which have been disclosed on Schedule 4.6(z)(2) attached hereto and made a part hereof. All provisions in recording artist agreement relating to royalties fall within ranges normal and customary in the music industry. There are no restrictions against assignment by Antra or any Subsidiary contained in any recording artist agreement. Schedule 4.6(z)(3) attached hereto is complete and correct and accurately reflects Antra's and each Subsidiary's artist and writer royalty obligations during the periods indicated of Antra and each Subsidiary. Schedule 4.6(z)(4) attached hereto is a true and correct list of unrecouped advances made by Antra and each Subsidiary as of the date of this Agreement. No loans or other obligations are owed to Antra, any Subsidiary or the LLC by Ricardo E. Brown or any of the other recording artists of Antra, any Subsidiary or the LLC.

                                    EXHIBIT A

                               Exchange Agreement

                               Schedule of Holders


                                                          No. of Shares of Antra
                                                            Common Stock to be         No. of Shares of Company
                                                                Exchanged             Common Stock to be Received
                         Name
Teltran International Group, Ltd.                               1,000,000                       220,000
Joseph Marrone                                                  1,900,000                       418,000
Salen Limited                                                     400,000                        88,000
Rowett Enterprise Ltd.                                            217,641                        47,882
Fir Enterprise Ltd.                                               265,100                        58,322
Sumburgh Limited                                                  298,175                        65,599
Tyrone Denittis                                                   247,500                        54,450
Felicia Denittis                                                   50,000                        11,000
Romane Denittis                                                    50,000                        11,000
Dawn Denittis Brittingham                                          50,000                        11,000
Paul Abrams                                                       100,000                        22,000
Karen Miller                                                       10,000                         2,200
Howard Miller                                                      10,000                         2,200
Arthur Rosenberg                                                   50,000                        11,000
Frederick Rollins                                                  50,000                        11,000
Lloyd Remick                                                      100,000                        22,000
David Goldstein                                                    50,000                        11,000
Gail Goldstein                                                     50,000                        11,000
Percival Limited                                                  305,000                        67,100
Lamlash Limited                                                 1,453,815                       319,840
Calanish Limited                                                   50,000                        11,000
Craignure Limited                                                 192,100                        42,262
Susan Myatt                                                        55,000                        12,100
Broadford Limited                                                  11,000                         2,420
Corrie Limited                                                    327,350                        72,017
Jeffrey Myatt                                                      75,000                        16,500
Jason Myatt                                                        75,000                        16,500
S. Goldstein                                                       47,500                        10,450
Mark Brock                                                         39,410                         8,671
Brock                                                              11,500                         2,530
Calgary Limited                                                    16,914                         3,722
Sleat Limited                                                      16,238                         3,573
Rothesay Limited                                                   11,460                         2,522
Carol Singer                                                       70,000                        15,400
Carbost Limited                                                    24,000                         5,280
Dolores Miller                                                     15,865                         3,491
Ira Miller                                                            425                            94
Aran Limited                                                       23,400                         5,148
Craighouse Limited                                                 31,900                         7,018
Staffin Limited                                                    12,913                         2,841
Brae Limited                                                      126,127                        27,748
Brodick Limited                                                    16,300                         3,586
Millport Limited                                                    2,500                           550
Newco Management                                                   34,438                         7,577
Byron Lerner                                                      400,000                        88,000
James Tubbs                                                       400,000                        88,000
Daryl Lerner                                                      160,000                        35,200
Southern Properties Limited                                         4,500                           990
Gary Cella                                                         12,000                         2,640
Linda Kuhn                                                         13,000                         2,860
R. Kaufman                                                            500                           110
Newcard                                                           409,610                        90,115
Coastal Provinces United                                           73,175                        16,099
Relocate 411.com, Inc. (to be transferred to                      800,000                       176,000
International Global Communications, Inc.)
TOTAL                                                          10,216,356                     2,247,607


                                                                       EXHIBIT B


                        SELECT MEDIA COMMUNICATIONS, INC.

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is entered into as of ________ __, 2001, by and between Select Media Communications, Inc., a New York corporation (the "Company"), and _____________________________, a
____________ (the "Owner").

                                    AGREEMENT

         In consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         B. 1. Certain Definitions. As used in this Agreement, the terms defined in the preamble to this Agreement shall have the meanings given therein and the following terms shall have the following respective meanings:

         "Affiliate" shall mean as to any person or entity, a person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person or entity. For purposes of this definition, "control" means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "Common Stock" shall mean all shares of Common Stock of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor Federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "Exchange Agreement" shall mean any Person (including the Owner) (x) who holds of record Registrable Securities and (y) to whom the registration rights conferred by this Agreement have been granted herein or transferred thereto in compliance with Section 9 hereof.

         "Holder" shall mean any Person (including the Owner) (x) who holds of record Registrable Securities and (y) to whom the registration rights conferred by this Agreement have been granted herein or transferred thereto in compliance with Section 9 hereof.

         "Person" shall mean a corporation, an association, a partnership, a joint venture, a trust, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

         "Registrable Securities" shall mean all shares of Company Common Stock (as that term is defined in the Exchange Agreement) issued pursuant to the Exchange Agreement, provided that Registrable Securities shall not include shares of Company Common Stock that (I) have been sold, assigned, conveyed, transferred or otherwise disposed of pursuant to a registration or to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (ii) may be sold without volume restrictions pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.

         The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company which shall include any fees and disbursements for legal services provided by counsel for the Company on behalf of the Holders, blue sky fees and expenses for state qualifications or registrations, and the expense of any audit of the Company's fiscal year-end financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), provided, however, that the Company shall not pay more than one Commission filing fee with respect to each share of Common Stock constituting Registrable Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of the Company's counsel included in Registration Expenses and the fees of one special counsel to the Holders and Similar Holders, which shall be borne by the Company).

         "Similar Holder" shall mean any holder of Common Stock of the Company (or securities convertible into Common Stock of the Company), other than a Holder, who has been granted or will be granted, registration rights in connection with the issuance of Common Stock of the Company (or securities convertible into Common Stock of the Company).

         C. 2. Restrictive Legend. Each certificate representing the Registrable Securities held by any Holder and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable law or other agreement):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF ________ ___, 2001, BY AND BETWEEN SELECT MEDIA COMMUNICATIONS, INC. AND THE HOLDER OF THESE SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF SELECT MEDIA COMMUNICATIONS, INC.

         D. 3. Piggyback Registration.

                  1. (a) If, at any time after the date hereof, the Company shall determine to register any of its Common Stock either for its own account or the account of a security holder or holders, other than (w) a registration relating solely to employee benefit plans or (x) a registration relating solely to a Commission Rule 145 transaction involving the acquisition of a business (but not a Commission Rule 145 transaction designed solely to exchange restricted securities for registered securities in a manner that is the functional equivalent of registration rights) (each, an "Excepted Registration"), the Company will:

                  1.1 (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  1.2 (ii) include in such registration (and any related qualification under blue sky or other state securities laws), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 20 days after receipt of the written notice from the Company described in clause (I) above, except as set forth in Section 3(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

         2. (b) If a registration statement under which the Company gives notice under Section 3(a) is for an underwritten offering, and if the managing underwriter or underwriters of such underwritten offering have informed the Company and the Holders of Registrable Securities requesting inclusion in such offering, in writing, that in such underwriter's or underwriters' good faith opinion the total number of securities eligible for immediate sale upon the effectiveness of the registration statement (the "Immediate Securities") which the Company, such Holders, Similar Holders and any other persons desiring to participate in such registration intend to include in such offering is such that they may adversely affect or interfere with the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration as Immediate Securities only the number of securities which it is so advised should be included in such registration, which shall be allocated as follows and in the following order of priority: (I) first, the securities which the Company proposes to register, and
(ii) second, the securities of all Holders, Similar Holders and any other Persons who have given notice timely of their desire to participate in such offering shall be included on a pro rata basis based upon the number of securities sought to be registered by such Holders, Similar Holders and other Persons. In no event shall the Owner have fewer securities deferred on a pro-rata basis than any other person included in such registration statement (exclusive of the Company) or shall the Owner's Immediate Securities be deferred for longer periods of time than any such other person. Notwithstanding the foregoing, any Immediate Securities of Holders not included in such registration statement by virtue of the foregoing, shall be included in such registration statement for a delayed offering to commence for a period of ninety (90) days after the expiration of any lock-up period required by Section 10 of this Agreement.

         If, as a result of the provisions of this Section 3(b), any Holder shall not be entitled to include all Registrable Securities in a "piggyback" registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration.

         3. (c) If, at any time after giving written notice of its intention to register any of its Common Stock for its own account or the account of a security holder or holders pursuant to Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (I) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities.

         E. 4. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders, if any, whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered.

         F. 5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder who is entitled to registration rights hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

         1. (a) Prepare and file with the Commission such amendments and supplements, including, without limitation, post-effective amendments, to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement and, subject to Section 5(k)(I), prepare and file all necessary documents in order to qualify the sale of the applicable Registrable Securities under the blue sky or other state securities laws for each state in the United States requested by the Holders or the underwriter;

         2. (b) Furnish such reasonable number of prospectuses and other documents incident thereto, including supplements and amendments, as a Holder may reasonably request;

         3. (c) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (in which case each person who can sell under such registration statement will immediately suspend use of such registration statement until it is supplemented or amended as provided herein), and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

         4. (d) Use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or interdealer quotation system on which the same securities issued by the Company are then listed;

         5. (e) Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

         6. (f) Make available for inspection by a representative of the Holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers and directors to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such respresentative, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided; and provided, further, that the Company shall not be required to comply with this subsection (f) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto.

         7. (g) Furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of (1) an opinion of counsel for the Company, dated the effective date of the registration statement, and (2) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of the financial statements), in each case as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

         8. (h) Furnish to each selling Holder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering other than nonsubstantive cover letters and the like;

         9. (i) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

         10. (j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions;

         11. (k) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to Section 3 of this Agreement (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (B) in any non-U.S. jurisdiction in which the Company would be required to qualify as a foreign corporation eligible to do business in such jurisdiction, if the Company shall not then be so qualified in that jurisdiction or (C) in any non-U.S. jurisdiction that would subject the Company to taxation where it would not otherwise be subject to tax.

         The Company may require each Holder who is a seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

         Each Holder of Registrable Securities covenants and agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5(c), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by of Section 5(c).

         No Person may participate in any registered underwritten offering hereunder unless such Person (I) agrees to sell such Person's securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

         G. 6. Indemnification.

         1. (a) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

         2. (b) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of a Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder from shares sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

         3. (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. In no event shall an Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to one local counsel for each relevant jurisdiction) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         H. (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary in this Section 6, no Indemnifying Party shall be required, pursuant to this Section 6, to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the Indemnified Party relate.

         I. 7. Information by Holder. Each Holder of Registrable Securities to be included in a registration referred to in this Agreement shall furnish in writing to the Company such information regarding such Holder, the securities to be offered and sold and the intended plan of distribution of the securities by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly advise the Company in writing of any material changes to such information while the registration is in effect.

         J. 8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

         1. (a) Use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         2. (b) Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

         3. (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         K. 9. Transfer of Rights; Termination of Rights. The rights to cause the Company to register a Holder's securities granted by the Company under this Agreement may only be transferred or assigned by a Holder to a transferee of some or all of such Holder's Registrable Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in an agreement reasonably acceptable to the Company the obligations of the Holder under this Agreement.

         L. 10. "Lock-Up" Agreement. Each Holder agrees, if requested by the Company and an underwriter of Common Stock of the Company in connection with a registration effected by the Company pursuant to this Agreement, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company or request registration thereof held by such Holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the date the related registration statement under the Securities Act relating to such registration becomes effective, provided that all officers and directors of the Company (other than designees of such Holders) who then hold Common Stock (or other securities) of the Company enter into similar agreements, and provided further that, in no event shall a Holder be prohibited from transferring or selling Common Stock or other securities of the Company to an Affiliate of such Holder.

         Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of said period. The Company agrees that any release of shares subject to the foregoing lock-up agreement shall be made on a pro rata basis among all Holders and Similar Holders based upon their percentage ownership of the outstanding shares of Common Stock of the Company.

         M. 11. Governing Law; Venue. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed within said State without regard to the conflict of law principles thereof. Venue for any action to enforce the provisions of this Agreement shall be exclusive in the federal and state courts located in the City of New York, State of New York.

         N. 12. Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties hereto with regard to the subject matter hereof and shall supersede any prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         O. 13. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

         P. 14. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by First Class mail, postage prepaid, addressed (a) if to the Owner, at , Attention: or (b) if to any Holder at such address as such Holder shall have furnished the Company, or, until any such Holder so furnishes an address to the Company, then to and at the address of such Holder set forth in Exhibit A to the Exchange Agreement, or (c) if to the Company, to Select Media Communications, Inc., 575 Madison Avenue, Suite 1006, New York, New York 10022, and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Holder, with a copy to Lawrence R. Lesser, Esq., Wolf, Block, Schorr & Solis-Cohen, 22nd Floor, 1650 Arch Street, Philadelphia, Pennsylvania, 19103.

         Q. 15. Amendments or Waivers. This Agreement may not be amended, waived, discharged or terminated other than by written instrument signed by the Company and Holders' Representative (as defined in the Exchange Agreement).

         R. 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         S. 17. Confidentiality. Each party hereto agrees that, except with the prior written permission of the other parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone (other than its Affiliates, partners, shareholders, employees, counsel, agents and representatives who have been advised of the confidentiality obligations hereunder) any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the related agreements, except as required by law or under applicable rules of any self regulatory organization under the Exchange Act. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing and except as required by law, or by applicable rules of any self regulatory organization under the Exchange Act.

         T. 18. Exchange Agreement. This Agreement is being executed and delivered pursuant to Section 7(d) of the Exchange Agreement and the provisions of the Exchange Agreement, including without limitation, Section 2.4, remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.



                                               SELECT MEDIA COMMUNICATIONS, INC.

                                               By: /s/
                                                   -----------------------------
                                                   Name:
                                                   Title: